Exhibit 99.1

OneWater Marine Reaches Agreement to Acquire Stone Harbor Marina
Marks continuation of opportunistic acquisition strategy and further expands reach in northeastern U.S.

BUFORD, GA – June 15, 2021 – OneWater Marine Inc. (NASDAQ: ONEW) (“OneWater” or “the Company”) announced today that it has reached an agreement to acquire the assets of Stone Harbor Marina (“Stone Harbor”), which will enhance the Company’s presence in the Northeastern U.S. and expand new and pre-owned boat sales, storage, service and repair, and finance and insurance offerings. The transaction is expected to close in the fiscal fourth quarter of 2021.

With more than a 50-year history of serving New Jersey’s boaters, Stone Harbor represents Pursuit, Everglades, Crownline, and Sportsman brands, while also offering factory trained technicians to deliver quality service for its customers. In addition, Stone Harbor maintains a large, in-water marina with wet slips, as well as rack storage. Stone Harbor generated approximately $35 million in sales over the past twelve months, from these offerings.
“We are extremely excited to welcome Tom Russell and the Stone Harbor team into the OneWater family.   The addition of Stone Harbor Marina further highlights our winning acquisition strategy as we continue to opportunistically identify market-leading dealerships to fold into the organization,” said Austin Singleton, Chief Executive Officer for OneWater. “Tom and his team have done an incredible job with the business over the years, and we look forward to providing new opportunities and resources to support their continued success. Stone Harbor Marina will be a perfect addition as we continue to execute on our strategy to provide the best brands and buying experience to our customers.”

Tom Russell, Owner of Stone Harbor Marina, said, “We are thrilled to have the opportunity to join the OneWater network of dealerships. Stone Harbor has historically maintained a premium product portfolio and has a strong reputation for delivering superior customer service. Having access to OneWater’s digital platform, finance & insurance capabilities, and best practices, I believe we can take the business to new heights, maximizing new and existing revenue streams and overall operating efficiency. I couldn’t be more excited about this partnership and the opportunities that lie ahead for our team.”

About OneWater Marine Inc.

OneWater Marine Inc. is one of the largest and fastest-growing premium recreational boat retailers in the United States. OneWater operates 69 stores throughout 10 different states, seven of which are in the top twenty states for marine retail expenditures. OneWater offers a broad range of products and services and has diversified revenue streams, which include the sale of new and pre-owned boats, parts and accessories, finance and insurance products, maintenance and repair services and ancillary services such as boat storage.

Investor or Media Contact:
Jack Ezzell
Chief Financial Officer
IR@OneWaterMarine.com

Cautionary Statement Concerning Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including regarding our strategy, future operations, financial position, prospects, plans and objectives of management, growth rate and its expectations regarding future revenue, operating income or loss or earnings or loss per share. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “will be,” “will likely result,” “should,” “expects,” “plans,” “anticipates,” “could,” “would,” “foresees,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” “outlook” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions. These forward-looking statements are not guarantees of future performance, but are based on management’s current expectations, assumptions and beliefs concerning future developments and their potential effect on us, which are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Our expectations expressed or implied in these forward-looking statements may not turn out to be correct.

Important factors, some of which are beyond our control, that could cause actual results to differ materially from our historical results or those expressed or implied by these forward-looking statements include the following: risks related to the satisfaction of the conditions to closing the acquisition in the anticipated timeframe or at all, risks related to the ability to realize the anticipated benefits of the acquisition, including the possibility that the expected benefits from the proposed acquisition will not be realized or will not be realized within the expected time period, the risk that the businesses will not be integrated successfully, decline in demand for our products and services, restrictions on the availability of inventory, the seasonality and volatility of the boat industry, our acquisition and business strategies, the inability to comply with the financial and other covenants and metrics in our credit facilities, cash flow and access to capital, effects of the COVID-19 pandemic and related governmental actions or restrictions on the Company’s business, the timing of development expenditures, and other risks. More information on these risks and other potential factors that could affect our financial results is included in our filings with the Securities and Exchange Commission, including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our Annual Report on Form 10-K for the fiscal year ended September 30, 2020 and in our subsequently filed Quarterly Reports on Form 10-Q, each of which is on file with the SEC and available from OneWater Marine’s website at www.onewatermarine.com under the “Investors” tab, and in other documents OneWater Marine files with the SEC. Any forward-looking statement speaks only as of the date as of which such statement is made, and, except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether because of new information, future events, or otherwise.